SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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American Independence Funds Trust
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American Independence Funds Trust

American Independence Stock Fund

225 West 34th Street, 9th Floor

New York, NY 10122

(866) 410-2006

www.americanindependence.com

February 13, 2015

Dear Shareholder:

On behalf of the Board of Trustees of American Independence Funds Trust (the “Trust”), I cordially invite you to attend a Special Meeting of Shareholders of the American Independence Stock Fund, a separate investment series of the Trust, (the “Fund”), to be held at 10:00 a.m. (Eastern time) on March 30, 2015, at the Trust’s offices located at 80 Theodore Fremd Ave, Rye, NY 10580. The purpose of the meeting is to ask shareholders to consider the following proposals:

  Approval of an Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and AJO, LP on behalf of the American Independence Stock Fund; and

  Approval of any other matters as may properly come before the Meeting and any adjournment or postponement thereof.

INCLUDED WITH THIS LETTER ARE A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS, A PROXY STATEMENT AND A PROXY CARD.

Regardless of the number of shares you own, it is important that your shares are represented and voted. If you cannot personally attend the Special Shareholders’ Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy card in the postage-paid envelope provided.

We thank you for your time and for your investment in the American Independence Stock Fund.

Sincerely,

Eric M. Rubin

President

American Independence Funds Trust

American Independence Funds Trust

American Independence Stock Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the American Independence Funds Trust (the “Trust”), a Delaware business trust, will be held at the Trust’s offices, located at 80 Theodore Fremd Ave, Rye, NY 10580, on March 30, 2015, at 10:00 a.m. (Eastern time) for the following purposes:

1.      To approve a new investment sub-advisory agreement between American Independence Financial Services, LLC and AJO, LP on behalf of the American Independence Stock Fund (the “Fund”); and

2.      To transact such other business as may properly come before the Meeting, or any adjournments thereto.

After careful consideration, the Board of Trustees of the Trust, including all of the Independent Trustees, unanimously approved each of the proposals listed above and recommended that shareholders vote “FOR” the proposals. The matter for Proposal 1 referred to above is discussed in detail in the proxy statement attached to this Notice. The Board of Trustees has fixed the close of business on February 4, 2015, as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting.  Each share of the Fund is entitled to one vote with respect to each proposal, with fractional votes for fractional shares.

Eric M. Rubin

President

American Independence Funds Trust

Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOU WILL BE REPRESENTED AT THE MEETING. If you have submitted a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

ii

American Independence Funds Trust

American Independence Stock Fund

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 30, 2015

INTRODUCTION

This proxy statement is solicited by the Board of Trustees (the “Board”) of American Independence Funds Trust (the “Trust”) with respect to the American Independence Stock Fund (“Stock Fund” or the “Fund”) for voting at the special meeting of shareholders of the Trust to be held at 10:00 a.m. (Eastern time) on March 30, 2015, at the Trust’s offices at 80 Theodore Fremd Ave, Rye, NY 10580 and at any and all adjournments thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual and semi-annual reports to shareholders upon request, which may be made either by writing to the American Independence Funds Trust at the address above or by calling toll-free (866) 410-2006. The annual and semi-annual reports will be mailed to you by first-class mail within three business days of your request.

SOLICITATION OF PROXIES

The Board is soliciting votes from shareholders of the Trust with respect to the Proposal discussed below. The solicitation of votes is made by the mailing of this Proxy Statement and the accompanying proxy card on or about February 20, 2015. In addition to solicitation by mail, certain officers and representatives of the Trustees, officers and employees of the Trust’s investment adviser or their affiliates or a professional solicitation organization, may solicit proxies by telephone, facsimile or personally, at no extra cost to shareholders. (See “Shareholder Meeting Costs and Voting Procedures” under “ADDITIONAL INFORMATION ABOUT THE FUNDS.”)

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Additional matters would only include matters that were not anticipated as of the date of this Proxy Statement.

Each share of the Fund is entitled to one vote on the proposal and on each other matter that it is entitled to vote upon at the Meeting. At this time, the Trust knows of no other business to be voted upon at the Meeting other than the proposal set forth in the accompanying Notice of Special Meeting of Shareholders and described in this Proxy Statement.

Each valid proxy that the Trust receives will be voted in accordance with your instructions and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, that proxy will be voted “FOR” the proposal. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust, or by voting in person at the Meeting.

The presence in person or by proxy of the holders of record of one-third of the outstanding shares of the Fund shall constitute a quorum at the Meeting, permitting action to be taken. In the event that sufficient votes are not received by the date of the Meeting, a person named as proxy may propose one or more adjournments of the Meeting for a reasonable period or periods to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the proposals and will vote against any such adjournment those proxies required to be voted against the proposals.

The proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund. The term “majority of the outstanding voting securities” of the Fund as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), means: the affirmative vote of the lesser of (i) 67% or more of the voting securities of that Fund present at the meeting if more than 50% of the outstanding shares of that Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of that Fund.

The Board has fixed the close of business on February 4, 2015, as the record date (the “Record Date”) for determining holders of Fund shares entitled to notice of and to vote at the Meeting. See “Ownership of Shares” under “ADDITIONAL INFORMATION ABOUT THE FUND” for record date shares of the Fund.

_____________________

PROPOSAL 1 – Approval of New Investment Sub-Advisory Agreement between American Independence Financial Services, LLC (“American Independence” or the “Adviser”) and AJO, LP (“AJO” or the “Sub-Adviser”) on behalf of the Stock Fund

Shareholders of the Stock Fund are being asked to approve a Proposed Sub-Advisory Agreement between American Independence and AJO (the “Investment Sub-Advisory Agreement”) per the recommendation by American Independence and the approval by the Board of Trustees. At a Board meeting held on November 18, 2014, the Board of Trustees of the American Independence Funds Trust, including a majority of the Independent Trustees, unanimously approved the Investment Sub-Advisory agreement between American Independence and AJO with respect to the Fund subject to the approval of the Fund’s shareholders. Federal securities laws generally require that shareholders approve agreements with an investment adviser or sub-adviser.

The Board is recommending the approval of the Investment Sub-Advisory Agreement for the Fund.

Background

The Stock Fund has been managed by Mr. Rick Baird, a portfolio manager with American Independence since July 2012. At the start of 2014, American Independence began reviewing the investment strategy of the portfolio manager and the difficult performance the Fund has had in 2014, and contemplated a change in the portfolio manager due to the under-performance of the Fund. In discussions with the Board, American Independence noted that the relative returns which were needed in order to keep assets in the Fund had not been achieved and therefore, concluded that a change was appropriate and desirable.  American Independence specifically noted that its poor position amongst its peers based on Morningstar data was a leading factor to assets leaving the Fund.

American Independence had analyzed opportunities that might both improve performance and marketability of the Fund and determined that AJO’s use of a systematic, disciplined investment process to execute its eclectic value style (incorporating value, management, momentum, and sentiment factors) was a key factor in choosing AJO as the sub-adviser to the Fund. In addition, American Independence noted that AJO’s efforts in minimizing trading costs to achieve best execution is industry-class, ultimately adding to the value of their services for the Fund.

At a meeting held on November 18, 2014 (the “Board Meeting”), American Independence recommended to the Board that AJO be a sub-adviser to the Fund and that Mr. Baird step down as portfolio manager. At the same Board Meeting, AJO presented to the Board their firm history, philosophy and performance.  After careful consideration, the Board approved an Investment Sub-Advisory Agreement to retain AJO to manage the Fund’s portfolio based on a review of AJO’s experience, personnel and performance in the management of similar mandates.

How does Proposal 1 affect shareholders of the Fund?

Fees. There will be no increase in advisory fees for the Fund due to the engagement of AJO under the new Investment Sub-Advisory Agreement. The annual advisory fees payable to American Independence will remain at 1.00% of the Fund’s average net assets. In addition, American Independence continues to be contractually obligated to reimburse the Fund for all expenses (except for extraordinary expenses such as litigation and expenses related to acquired fund fees) in excess of average daily net assets of 1.16%, 1.54% and 2.16% for Institutional Class shares, Class A shares and Class C shares, respectively. The expense limitations are in effect until March 1, 2016.

AJO will receive its sub-advisory fees, as described below in “Terms of the Investment Sub-Advisory Agreement”, from the Adviser out of the total advisory fees received from the Fund. The Fund and its shareholders will not incur additional fees related to the Investment Sub-Advisory Agreement.

Investment Objective and Strategies. There will be no change to the Fund’s investment objective or its principal investment strategies.

Terms of the Investment Sub-Advisory Agreement

It is proposed that American Independence and AJO, on behalf of the Fund, enter into the Investment Sub-Advisory Agreement, to become effective upon the date of shareholder approval. Under Section 15(a) of the 1940 Act, the new Investment Sub-Advisory Agreement requires the approval of (i) the Board, including a majority of the Trustees who are not “interested persons” of any party to the New Sub-Advisory Agreement, and (ii) the shareholders of the Fund. Based upon the considerations described below under “Approval of the Investment Sub-Advisory Agreement by the Board of Trustees,” the Board, including all of the Independent Trustees, approved the Investment Sub-Advisory Agreement on November 18, 2014.

AJO will act as the Fund's sub-adviser pursuant to the AJO Investment Sub-Advisory Agreement between American Independence and AJO, on behalf of the Fund.

Under the terms of the AJO Investment Sub-Advisory Agreement, AJO will manage the portfolio of the Fund in accordance with the Fund’s stated investment objectives and policies, make investment decisions for the Fund, place orders to purchase and sell securities on behalf of the Fund and manage its other business and affairs, all subject to the supervision and direction of the Board and the Adviser.

For services rendered by AJO on behalf of the Fund under the AJO Investment Sub-Advisory Agreement, American Independence has agreed to pay AJO a base fee plus a performance fee, payable as follows:

Base Fee: 30 Basis Points (0.30%) annually on daily average net assets

Performance Fee: The Performance Fee Rate will vary by no more than +/-15 basis points (0.15%), and the Performance Fee shall be added to or subtracted from the Base Fee to arrive at the total fee to be paid to AJO. The comparative index is the Russell 1000 Value Index plus 200 basis points (the “Benchmark”) over the applicable measurement period. Fund performance will be based on the Class I share performance (gross of all expenses).

The Performance Fee Rate will increase/decrease by 1 basis point (0.01%) for each 13.33 basis points (0.1333%) of outperformance/underperformance of the Benchmark. It is possible that the Adviser could pay the Sub-Adviser more than the Base Fee even though the performance of both the Fund and the Index is negative. This may occur when the decline in the performance of the Benchmark is greater than the decline in the Fund’s performance.

The maximum sub-advisory fee for over performance is 0.45% and the minimum sub-advisory fee for under performance is 0.15% (“Minimum Fee Rate”). The Minimum Fee Rate will be paid to AJO on a monthly basis in arrears without regards to performance. The Performance Fee Rate will be paid monthly after the first year based on a twelve-month rolling period (see “Computation of Fees” below).

Computation of Fees:

For the First Year of the Investment Sub-Advisory Agreement:  During the first 12 months of the Agreement, AJO will earn the minimum fee rate of 0.15%, which is accrued daily and paid monthly based on the Fund’s average daily net assets.  The Performance Fee Rate will be derived from the comparative performance of the Fund to the Benchmark, according to the terms discussed above, for the period beginning from the inception date of the Investment Sub-Agreement through the date of calculation. The Performance Fee will be applied to the average daily net assets of the Fund during the same measurement period used to calculate the Performance Fee.  During the first year, AJO will be paid out monthly only the minimum fee rate less any fee waivers.  At the end of the first year, AJO will be paid a lump sum that reflects the total accrued fees (Base Fee plus or minus Performance Fee) less any Minimum Fees paid out during the first 12 months.

Starting the Thirteenth Month and thereafter: The Performance Fee Rate will be derived from the comparative performance of the Fund relative to the Benchmark, according to the terms discussed above, over a trailing 12-month period that is “built up” each month. The Performance Fee to be paid will be calculated by applying the annualized Performance Fee Rate calculated  to the Fund’s average daily net assets during the “built up” trailing 12-month period. The Minimum Fee plus the Performance Fee will be accrued monthly and paid monthly.

Such fees are paid by American Independence from the Advisory Fees received from the Fund. There is no proposed change to the advisory fee rate paid by the Fund to the Adviser.

The Investment Sub-Advisory Agreement terminates automatically on its assignment and may be terminated at any time without the payment of any penalty, by the Adviser, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days’ nor more than 60 days’ written notice to AJO, or by AJO at any time without the payment of any penalty, on 60 days written notice to the Adviser and the Fund.

With respect to liability of AJO to the Fund, no provision of the Investment Sub-Advisory Agreement shall be deemed to protect AJO against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

A copy of the form of the Investment Sub-Advisory Agreement is attached as Appendix A to this Proxy.

Approval of Investment Sub-Advisory Agreement by the Board of Trustees

At a meeting held November 18, 2014, the Board, including all of the Independent Trustees, unanimously approved the Investment Sub-Advisory Agreement. The Board, including the Independent Trustees, reviewed certain materials, such as performance, overall fees and peer comparisons at a meeting held June 13, 2014 (the “2014 Contract Renewal Meeting”) and approved the Advisory Agreement and Expense Limitation Agreement between the Fund and American Independence.

In determining whether or not it was appropriate to approve the Investment Sub-Advisory Agreement and to recommend their approval to the shareholders, the Board, including the Trustees who are not interested persons of American Independence, considered various materials and representations provided by American Independence and AJO, and the Board was advised by independent legal counsel with respect to these matters. In reaching their decision, the Board carefully considered information that they had received throughout the year as part of their regular oversight of the Trust and information from American Independence that was provided in connection with the 2014 Contract Renewal Meeting in addition to the information provided at the November 18, 2014 meeting.

Information considered by the Trustees included, among other things, the following: (1) that the total compensation to be paid to the Adviser by the Fund under the Investment Sub-Advisory Agreement will not change; (2) American Independence’s representation that it will keep any existing expense limitation agreement in effect through March 1, 2016; (3) that the fees paid to the Sub-Adviser are reasonable and based on performance and how successful AJO will be in managing the Fund; and (4) the commitment of American Independence and AJO that there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders.

Further, at the November 18, 2014 meeting, the Board reached its determinations with respect to the Investment Sub-Advisory Agreement, based on the following factors: (1) the quality of AJO’s investment advisory and other services; (2) AJO’s investment management personnel; (3) AJO’s operations and financial condition; (4) AJO’s brokerage practices (including any soft dollar arrangements and any benefits AJO would receive from its relationship with the Fund); (5) the level of the fees that AJO charges compared with the fees charged to comparable mutual funds or accounts; (6) the Fund’s overall fees and operating expenses compared with similar mutual funds; (7) whether American Independence and AJO have and will continue to waive or reimburse fees of the Fund; (8) the level of AJO’s profitability including the anticipated impact to its profitability under its relationship with the Fund; (9) AJO’s compliance systems; (10) AJO’s policies on compliance procedures for personal securities transactions; (11) AJO’s reputation, expertise and resources in the financial markets; and (12) the performance of accounts managed by AJO with similar strategies to that of the Fund.

The Trustees discussed the extent to which economies of scale were projected by American Independence and AJO to be realized as the Fund’s assets, or the assets of the Trust overall, grew. The Trustees discussed the plans of American Independence and AJO and their affiliates for marketing and distributing the shares of the Fund. The Trustees reviewed information about the potential effect of asset growth on Fund expenses, and the difficulty of forecasting its effect on the profitability of American Independence and AJO. It was noted that, to the extent the Funds’ gross expenses currently were higher than its net expenses, the reduction of the Fund’s gross expenses through the achievement of economies of scale might benefit American Independence and AJO by reducing the expenses American Independence and AJO must reimburse to the Fund, rather than directly benefiting the Fund by reducing its net expenses.

In reaching their conclusion with respect to the approval of the Investment Sub-Advisory Agreement, the Board members did not identify any one single factor as being controlling; rather, the Board took note of a combination of factors that influenced their decision making process. The Board did, however, identify the overall favorable investment performance of accounts with a similar strategy to the Fund managed by AJO and AJO’s reputation, and management’s demonstrated commitment to the continued enhancement of investment performance, the commitment of American Independence and AJO to the successful operation of the Fund, and the level of expenses of the Fund, as well as the continued use of expense limitation agreements in order to reduce the overall operating expenses of the Fund, as being important elements of its consideration. The Board also considered the effectiveness of the compliance programs of the Fund, American Independence and AJO in accordance with applicable requirements relating to mutual funds and their investment advisers.

The Board also determined that the Investment Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and  information it considered relevant, the Board unanimously approved the AJO Investment Sub-Advisory Agreement and voted to recommend approval by the Fund’s shareholders with respect to the Investment Sub-Advisory Agreement.

If shareholders approve the Investment Sub-Advisory Agreement, it will remain in effect for up to two years from the date it takes effect, and, unless earlier terminated, will continue for maximum terms of one year thereafter, provided that each such continuance is approved annually with respect to the Funds (i) by the Trust’s Board or by a vote of a majority of the outstanding voting securities of the Funds, and, in either case, (ii) by a majority of the Independent Trustees.

Information About AJO

AJO, LP (“AJO” or the “Sub-Adviser”), is a Delaware limited partnership located at 230 South Broad Street, 20th Floor, Philadelphia, Pennsylvania 19102. AJO is an independent, registered investment advisor, founded in 1984. AJO uses an active, value-oriented approach and a highly disciplined, quantitative process to build diversified, fully invested portfolios of U.S. and international equities. AJO is wholly owned and operated by 17 principals. Please see “Additional Information Regarding AJO” below.

A team of investment professionals are jointly and primarily responsible for the day-to-day management of the Fund. The team is led by Theodore R. Aronson, Stefani Cranston, Gina Marie N. Moore, Gregory J. Rogers, and Christopher J. W. Whitehead.

Portfolio Manager	Title
Theodore R. Aronson, CFA, CIC	Managing Principal
Stefani Cranston, CFA, CPA	Principal
Gina Marie N. Moore, CFA	Principal
Gregory J. Rogers, CFA	Principal
Christopher J. W. Whitehead, CFA	Principal

The biographical information for the listed portfolio managers is set forth below:

Theodore R. Aronson, CFA, CIC, has been Managing Principal and a portfolio manager at the Sub-Adviser since he founded the firm in 1984. Mr. Aronson is also involved with firm administration and client service.

Stefani Cranston, CFA, CPA, Principal, has been a portfolio and financial accountant with the Sub-Adviser since 1991 and a portfolio manager since 2007.

Gina Marie N. Moore, CFA, Principal, has been a portfolio manager and research analyst with the Sub-Adviser since 1998. Ms. Moore also focuses on client service for the Sub-Adviser.

Gregory J. Rogers, CFA, Principal, has been a portfolio manager with the Sub-Adviser since 2012; he was a trader with the Sub-Adviser beginning in 1993.

Christopher J. W. Whitehead, CFA, Principal, has been a portfolio manager and research analyst with the Sub-Adviser since 2004.

Additional Information Regarding AJO

Information regarding the name(s), address(es) and principal occupation(s) of the principal executive officer(s) and partner(s) of AJO, LP, is set forth in below. For further information regarding AJO, please see www.ajopartners.com.

Name*	Principal Occupation
Seth D. Allen	Principal, research analyst
Theodore R. Aronson	Managing Principal, portfolio manager
Stefani Cranston	Principal, portfolio manager
Arup Datta	Principal, portfolio manager (emerging markets)
Joseph F. Dietrick	Principal, Chief Compliance Officer
Daniel J. DiSanto	Principal, portfolio and financial accountant
Douglas D. Dixon	Principal, head trader
Paul Dodge	Principal, operations
Shafiq K. Ebrahim	Principal, head of research
James S. Lobb	Principal, marketing
Robert O. Louka	Principal, trading
Gina Marie N. Moore	Principal, portfolio manager
Martha E. Ortiz	Principal, research analyst
Gregory J. Rogers	Principal, portfolio manager
Colleen A. Smith	Principal, research analyst
R. Brian Wenzinger	Principal, portfolio manager
Christopher J. W. Whitehead	Principal, portfolio manager

*The address for all of the above is 230 South Broad Street, 20th Floor, Philadelphia, PA 19102, except for Arup Datta who resides at 100 High Street, 25th Floor, Boston, MA 02110.

Other Funds Advised by AJO. As of the Record Date, AJO also serves as investment adviser or sub-adviser to the following funds with a similar investment objective and strategy as the American Independence Stock Fund:

Name of Fund	Assets Under Management (in millions)*	Sub-Advisory Fee as a Percentage of Net Assets*
BPV Large Cap Value Fund	$72	30 bps
GuideStone Value Equity Fund	$418	21 bps
M Large Cap Value Fund	$83	30 bps
SEI Institutional Investments Trust – Large Cap Fund	$478	16 bps
SEI Institutional Managed Trust – Large Cap Value Fund	$438	16 bps
SEI Institutional Managed Trusts – Large Cap Fund	$499	16 bps
Transamerica Partners Large Value Portfolio	$921	18 bps

*Assets Under Management and Sub-Advisory Fee percentages are as of December 31, 2014.

Relationships with the Funds. No officer or Trustee of the Funds is an officer, employee, director, general partner or shareholder of AJO or has any material direct or indirect interest in AJO or any other person controlling, controlled by or under common control with AJO.

During the fiscal year ended October 31, 2014, the Fund paid no commissions to brokers affiliated with AJO.

Expenses related to Proposal 1

All mailing, proxy solicitation and tabulation expenses associated with the Proposal will be borne by the Fund. These costs are anticipated to be approximately $15,000.

Vote Required for Proposal 1

Shareholders of the Fund who own shares at the close of business on the Record Date, February 4, 2015, will be entitled to notice of, and vote at, the Special Meeting. Each whole share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote.

Approval of Proposal 1 requires the vote of a “majority of the outstanding voting securities” entitled to vote on the proposal, as defined in the 1940 Act, which means either (i) the vote of 67% or more of the voting securities entitled to vote on the proposal that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities entitled to vote on the proposal, whichever is less.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR  THE APPROVAL OF THE PROPOSED INVESTMENT SUB-ADVISORY AGREEMENT.

_____________________

ADDITIONAL INFORMATION ABOUT THE FUND

Ownership of Shares

As of the Record Date, to the knowledge of the Trust’s management, the officers and Trustees of the Trust owned, collectively, less than 1% of the shares of the Fund. To the knowledge of the Trust’s management, at the close of business on the Record Date, the only persons owning beneficially more than five percent of the outstanding shares of the Fund were those listed in Appendix B.

Each share of the Fund is entitled to one vote. Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and give voting instructions for the Fund at the Meeting with respect to their shares owned as of the Record Date. For the Fund, as of the Record Date, the total number of shares outstanding and entitled to vote and the total net assets represented by those shares was:

Total Number of Shares	Total Net Assets
5,579,776	$38,998,371

Shareholder Meeting Costs and Voting Procedures

Costs. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies related to the required approvals will be paid by the Fund, including any additional solicitation made by letter or telephone. These costs are anticipated be approximately $15,000.

Voting Information. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of American Independence and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone or personally.

Approval of Proposal 1 requires an affirmative vote of the lesser of (i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

Adjournment. In the event that a quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. In the absence of a quorum, the persons named as proxies will vote all shares represented by proxy and entitled to vote in favor of such adjournment. If a quorum is present but insufficient votes have been received to approve the Proposal, the persons named as proxies will vote in favor of such adjournment with respect to the Proposal those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment with respect to the Proposal those proxies required to be voted against the Proposal, provided that broker non-votes will be disregarded for this purpose.

Effect of Abstentions and Broker Non-Votes. In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented, but which abstains from voting on one or more matters) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum, or majority of voting shares, is present for the conduct of business at the Meeting.  Under applicable law, abstentions and broker non-votes do not constitute votes “for” or “against” any proposal and will be disregarded in determining votes cast for purposes of determining whether a proposal has received a majority of the outstanding voting shares.

The Fund’s Distributor

Matrix Capital Group, Inc., which is located at 242 E. 72 Street, New York, NY 10021, serves as the Distributor for the Fund pursuant to a Distribution Agreement with the Trust.

Fund Administration

American Independence Financial Services, LLC, located at 225 West 34th Street, 9th Floor, New York, NY 10122, serves as the administrator to the Trust and provides day-to-day administrative services pursuant to an Administration Agreement. American Independence also provides the Trust with office space, facilities and business equipment and generally administers the Fund’s business affairs and provides the services of executive and clerical personnel for administering the affairs of the Fund.

American Independence has contracted with UMB Fund Services, Inc. to provide certain sub-administrative services to the Fund pursuant to a Sub-Administration Services Agreement.

Affiliated Broker

During the Fund’s most recent fiscal year, the Fund paid no commissions on portfolio brokerage transactions to brokers who may be deemed to be affiliated persons of the Trust, American Independence, AJO, or affiliated persons of such persons.

Shareholder Communications and Proposals

Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Trust at its principal offices a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the proxy statement and form or forms of proxy relating to such meeting.

By Order of the Board of Trustees

Susan L. Silva
Secretary American Independence Funds Trust

February 13, 2015

APPENDIX A

FORM OF

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this [ ] day of [ ], 2015 by and between American Independence Financial Services, LLC (the “Adviser”), and AJO, LP (the “Sub-Adviser”);

WHEREAS, the American Independence Funds Trust (the “Trust”), a Delaware business trust, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), consisting of several funds of shares, each having its own investment policies; and

WHEREAS, the Trust has retained American Independence Financial Services, LLC (“American Independence”) to provide the Trust with business and asset management services for the Stock Fund (the “Fund”), subject to the control of the Trust's Board of Trustees;

WHEREAS, the Trust has retained the Adviser to provide the Trust with business and asset management services for the Fund;

WHEREAS, the Trust’s agreement with the Adviser permits the Adviser to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment management services to the Fund, and the Sub-Adviser is willing to render such services.

NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.               Duties of Sub-Adviser. The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the Fund’s assets and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Fund, to determine in the Sub-Adviser's discretion the securities to be purchased or sold, to provide the Adviser and the Trust with records concerning the Sub-Adviser's activities which the Trust is required to maintain, and to render regular reports to the Adviser and to the Trust's officers and Trustees concerning the Sub-Adviser's discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the Adviser's oversight and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Trust's current registration statement as amended from time to time, and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-Adviser will instruct the Trust's Custodian(s) to hold and/or transfer the Fund’s assets in accordance with Proper Instructions received from the Sub-Adviser. (For this purpose, the term “Proper Instructions” shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodians.) The Sub-Adviser will not be responsible for Trust expenses except as specified in this Agreement.

2.               Fund Transactions. The Sub-Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Sub-Adviser or any of its affiliates) that will execute the purchases and sales of securities for the Fund and is directed to use its best efforts to obtain the best net results with respect to brokers' commissions and discounts as described in the Trust's current registration statement as amended from time to time. In selecting brokers or dealers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Sub-Adviser receives in connection with activities for the Trust may also be used for the benefit of other clients and customers of the Sub-Adviser or any of its affiliates. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request.

3.               Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser as provided in Sections 1 and 2 of this Agreement, the Adviser shall pay to the Sub-Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement.   Any fee earned and due to the Sub-Adviser shall be payable no later than the [  ] business day following the date of calculation, from the Adviser on behalf of the Fund.

If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within [  ] business days after the date of termination.

4.               Other Services. At the request of the Trust or the Adviser, the Sub-Adviser in its discretion may make available to the Trust office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Sub-Adviser and billed to the Trust or the Adviser at a price to be agreed upon by the Sub-Adviser and the Trust or the Adviser.

5.               Reports. The Adviser (on behalf of the Trust) and the Sub-Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6.               Status of Sub-Adviser. The services of the Sub-Adviser to the Trust are not to be deemed exclusive, and the Sub-Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent to the Adviser or the Trust.

7.               Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Adviser or the Trust are the property of the Adviser or the Trust and will be surrendered promptly to the Adviser or Trust on request.

                  The Sub-Adviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein.  Sub-Adviser also shall make all required filings on Forms 13D and 13G (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Fund due to the activities of Sub-Adviser.  Sub-Adviser shall coordinate with the Adviser as appropriate with respect to the making of such filings.

8.               Liability of Sub-Adviser. No provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9.               Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Sub-Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's registration statement as required by law.

10.                   Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval, and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder. The foregoing requirement, that continuance of this Agreement be “specifically approved at least annually”, shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated at any time without the payment of any penalty, by Adviser, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days' nor more than 60 days' written notice to the Sub-Adviser, or by the Sub-Adviser at any time without the payment of any penalty, on 60 days written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.  Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the primary of such party, unless such party has previously designated another address.

            As used in this Section 10, the terms “assignment,” “interested persons,” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

11.             Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

AJO, LP                                                                       American Independence Financial Services, LLC

By:_______________________                                             By:_______________________

Title:____________________                                                Title: Eric Rubin, President

Schedule A

To the

Investment Sub-Advisory Agreement

Between

American Independence Financial Services, LLC

And

AJO, LP on behalf of the

American Independence Stock Fund

Pursuant to Section 3 of this Agreement, Adviser shall pay to Sub-Adviser as compensation for Sub-Adviser’s services rendered, a fee, computed as follows:

Base Fee

30 Basis Points (0.30%) annually
(one basis point “bp” equals one hundredth of one percent)

The base fee may be adjusted to take into consideration the sub-adviser’s portion of any fee waivers in order to keep the fund’s total operating expenses in line with the Fund’s expense limitation agreement.

Performance Fee

The Performance Fee Rate will vary by up to +/-15 bps (0.15%) and the Performance Fee shall be added to or subtracted from the Base Fee to arrive at the total Fulcrum Fee. The comparative index is the Russell 1000 Value Index plus 200 basis points (the “Index”) over the applicable measurement period. Fund performance will be based on the Class I share performance (gross of all expenses).

In addition, the Sub-Adviser will earn the performance fee only if net-of-base-fee return is in top 40% of a subset of the Morningstar Large Value peer group that reflects funds with similar objectives and policies over the applicable measurement period.  The peer group is comprised of the Morningstar Large Value Universe, excluding funds with any of the following characteristics: 1) funds that hold 20% or greater of net assets in cash, 2) have fewer than 25 equity holdings, 3) hold half of net assets in 10 stocks or less, or 4) have portfolio sector weights in excess of 50% of net assets.

The Performance Fee Rate will increase/decrease by 1 bp (0.01%) for each 13.33 bps (0.1333%) of outperformance/underperformance of the Index.

It is possible that the Adviser could pay the Sub-Adviser more than the Base Fee even though the performance of both the Fund and the Index is negative. This may occur when the decline in the performance of the Index is greater than the decline in the Fund’s performance.

The maximum sub-advisory fee for over performance is 0.45% and the minimum sub-advisory fee for under performance is 0.15% (“Minimum Fee Rate”).

Computation of fees

Calculation method for the first year of the Agreement:

During the first 12 months of the Agreement, the Sub-Adviser will earn the minimum fee rate of 0.15% which is accrued daily and paid monthly based on average daily net assets. The Performance Fee Rate will be derived from the comparative performance of the Fund to the Index, according to the terms discussed above, for the period beginning from the inception date of the Agreement (TBD) through the date of calculation. The Performance Fee Rate will be applied to the average daily net assets of the Fund during the same measurement period used to calculate the Performance Fee.  During the first year, the Sub-Adviser will be paid out monthly only the Minimum Fee Rate less any fee waivers.   At the end of the first year, the Sub-Adviser will be paid a lump sum that reflects the total accrued Fulcrum Fee (Base Fee plus or minus Performance Fee) less any Minimum Fees paid out during the first 12 months.

Calculation method for Agreements thirteen months or older:

Base Fee

The Base Fee will be computed daily at the annual rate disclosed above applied to the Fund’s daily net assets.

Performance Fee

The Performance Fee Rate will be derived from the comparative performance of the Fund relative to the Index, according to the terms discussed above, over a trailing 12-month period that is “built up” each month. The Performance Fee to be paid will be calculated by applying the annualized performance fee rate calculated  to the Fund’s average daily net assets during the “built up” trailing 12-month period. The Performance Fee will be accrued monthly and paid monthly in arrears.

DATED: [  ]

APPENDIX B

BENEFICIAL OWNERS OF TRUST SHARES

As of the Record Date, the table below provides information on the persons owning, or beneficially owning, as of record 5% or more of each class of the Fund.

Fund	Name and Address of Beneficial Owner	Shares Outstanding	Percent of Class
STOCK FUND – INSTITUTIONAL CLASS	MITRA & CO FBO NJ 11270 W PARK PL STE 400 MILWAUKEE WI 53224-3638	813,654	21.9%

	CHARLES SCHWAB & CO INC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	237,934	6.4%

STOCK FUND – CLASS A	LPL FINANCIAL 9785 TOWNE CENTRE DR SAN DIEGO CA 92121-1968	159,023	17.9%

	CHARLES SCHWAB & CO INC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	99,040	11.1%

STOCK FUND – CLASS C	LPL FINANCIAL 9785 TOWNE CENTRE DR SAN DIEGO CA 92121-1968	150,551	15.6%

B-1

PROXY

American Independence Funds Trust

American Independence Stock Fund

225 West 34th Street, 9th Floor

New York, NY  10122

(866) 410-2006

www.americanindependence.com

SPECIAL MEETING OF SHAREHOLDERS

March 30, 2015

The undersigned hereby appoints Eric M. Rubin and Susan Silva, as his or her attorney and proxy with full power of substitution to vote and act with respect to all shares of the separate investment series listed above (the “Fund”) of the American Independence Funds Trust (the “Trust”) as held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Time, on March 30, 2015, at 80 Theodore Fremd Ave, Rye, NY 10580, and at any adjournment thereof (the “Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote “FOR” the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST.  The Board of Trustees recommends that you vote FOR  ALL PROPOSALS.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

Proposal 1:	FOR	AGAINST	ABSTAIN
To approve the Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and AJO, LP	[ ]	[ ]	[ ]
Proposal 2:	FOR	AGAINST	ABSTAIN
To approve any other matters as may properly come before the Meeting and any adjournment or postponement thereof	[ ]	[ ]	[ ]

This proxy will be voted as specified.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR  ALL PROPOSALS.

Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Dated _____________________

_____________________________________

Name of Shareholder(s) — Please print or type

_____________________________________

Signature(s) of Shareholder(s)

_____________________________________

Signature(s) of Shareholder(s)

NOTE: Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.